Exhibit 8

Principal Subsidiary Undertakings

as at 31 December 2015

Incorporated and operating in		% held	Products and services

Europe Heavyside

	Douterloigne N.V.	100	Concrete floor elements, pavers and blocks

	Ergon N.V.	100	Precast concrete and structural elements

	Oeterbeton N.V.	100	Precast concrete

	Prefaco N.V.	100	Precast concrete structural elements

Belgium	Remacle S.A.	100	Precast concrete products

	Schelfhout N.V.	100	Precast concrete wall elements

	Stradus Infra N.V.	100	Concrete paving and landscaping products

	Stradus Aqua N.V.	100	Concrete paving, sewerage and water treatment

	Marlux N.V.	100	Concrete paving and landscaping products

	VVM N.V.	100	Cement transport and trading, readymixed concrete, clinker grinding

Britain & Northern Ireland	Northstone (NI) Limited (including Farrans Construction Limited and Ready Use Concrete)	100	Aggregates, readymixed concrete, mortar, coated macadam, rooftiles, building and civil engineering contracting

	Premier Cement Limited	100	Marketing and distribution of cement

Denmark	Betongruppen RBR A/S	100	Concrete paving manufacturer

	CRH Concrete A/S	100	Structural concrete products

Finland	Finnsementti Oy	100	Cement

	Rudus Oy	100	Aggregates, readymixed concrete and concrete products

	L’industrielle du Béton S.A.*	100	Structural concrete products

France	Stradal	100	Utility and infrastructural concrete products

	Marlux	100	Concrete paving manufacturer

Germany	EHL AG	100	Concrete paving and landscape walling products

Hungary	Ferrobeton Beton-és Vasbetonelem gyártó Zrt.	100	Precast concrete structural elements

Ireland	Irish Cement Limited	100	Cement

	Clogrennane Lime Limited	100	Burnt and hydrated lime

	Roadstone Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, concrete blocks and pipes, asphalt, agricultural and chemical limestone and contract surfacing

Exhibit 8

Principal Subsidiary Undertakings | continued

Incorporated and operating in		% held	Products and services

Europe Heavyside | continued

	Cementbouw B.V.	100	Cement transport and trading, readymixed concrete and aggregates

	Calduran Kalkzandsteen B.V.	100	Sand-lime bricks and building elements

Netherlands	CRH Structural Concrete B.V.	100	Precast concrete structural elements

	Dycore B.V.	100	Concrete flooring elements

	Struyk Verwo Groep B.V.	100	Concrete paving products

	Bosta Beton Sp. z o.o.	90.30	Readymixed concrete

	CRH Klinkier Sp. z o.o.	100	Clay brick manufacturer

	Drogomex Sp. z o.o.*	99.94	Asphalt and contract surfacing

Poland	Grupa Ożarów S.A.	100	Cement

	Grupa Silikaty Sp. z o.o.	100	Sand-lime bricks

	Masfalt Sp. z o.o.*	100	Asphalt and contract surfacing

	Polbruk S.A.	100	Readymixed concrete and concrete paving

	Trzuskawica S.A.	99.95	Production of lime and lime products

Romania	Ferrobeton Romania SRL	100	Structural concrete products

	Elpreco S.A.	100	Architectural concrete products

Slovakia	Premac, spol. s.r.o.	100	Concrete paving and floor elements

Spain	Beton Catalan S.A.	100	Readymixed concrete

	Cementos Lemona S.A.	98.75	Cement

Switzerland	JURA-Holding AG	100	Cement, aggregates and readymixed concrete

	LLC Cement*	51	Cement and clinker grinding

Ukraine	PJSC Mykolaivcement	99.27	Cement

	Podilsky Cement PJSC	99.60	Cement

Exhibit 8

Principal Subsidiary Undertakings | continued

Incorporated and operating in		% held	Products and services

Europe Lightside

Australia	Ancon Building Products Pty Ltd	100	Construction accessories

Belgium	Plakabeton N.V.	100	Construction accessories

	Anchor Bay Construction Products*	100	Construction accessories

	Ancon Limited	100	Construction accessories

Britain & Northern Ireland	CRH Fencing & Security Group (UK) Limited	100	Security fencing

	Cubis Industries Limited	100	Supplier of access chambers and ducting products

	Security Windows Shutters Limited	100	Physical security, industrial and garage doors, roofing systems

France	Plaka Group France S.A.S.	100	Construction accessories

	Alulux GmbH*	100	Roller shutter and awning systems

	ERHARDT Markisenbau GmbH*	100	Roller shutter and awning systems

Germany	Halfen GmbH	100	Construction accessories

	Heras-Adronit GmbH	100	Security fencing and access control

	Tenbrink Rolladensysteme GmbH Co KG	100	Roller shutter and awning systems

Netherlands	Aluminium Verkoop Zuid B.V.	100	Roller shutter and awning systems

	Heras B.V.	100	Security fencing and perimeter protection

Sweden	Heras Stängsel AB	100	Security fencing

Switzerland	F.J. Aschwanden AG*	100	Construction accessories

United States	Halfen USA Inc.	100	Construction accessories

Exhibit 8

Principal Subsidiary Undertakings | continued

Incorporated and operating in		% held	Products and services

Europe Distribution

Austria	Quester Baustoffhandel GmbH	100	Builders merchants

	Creyns N.V.	100	Builders merchants

	Lambrechts N.V.	100	Builders merchants

	Halschoor N.V.	100	Builders merchants

Belgium	Sax Sanitair N.V.	100	Sanitary ware, heating and plumbing

	Schrauwen Sanitair en Verwarming N.V.	100	Sanitary ware, heating and plumbing

	Van Den Broeck BVBA	100	Builders merchants

	Van Neerbos België N.V.	100	DIY stores

	CRH Ile de France Distribution*	100	Builders merchants

France	CRH TP Distribution	100	Builders merchants

	CRH Normandie Distribution	100	Builders merchants

Germany	BauKing AG	100	Builders merchants, DIY stores

	Andreas Paulsen GmbH	100	Sanitary ware, heating and plumbing

	CRH Bouwmaten B.V.	100	Cash & Carry building materials

Netherlands	BMN | Bouwmaterialen Nederland	100	Builders merchants

	Van Neerbos Bouwmarkten B.V.	100	DIY stores

	BR Bauhandel AG (trading as BauBedarf and Richner)	100	Builders merchants, sanitary ware and ceramic tiles

Switzerland	Gétaz Romang Holding SA (trading as Gétaz Romang and Miauton)	100	Builders merchants

	Regusci Reco S.A. (trading as Regusci and Reco)	100	Builders merchants

Exhibit 8

Principal Subsidiary Undertakings | continued

Incorporated and operating in		% held	Products and services

Americas Materials

	Oldcastle Materials, Inc.	100	Holding company

	APAC Holdings, Inc. and Subsidiaries	100	Aggregates, asphalt, readymixed concrete and related construction activities

	Callanan Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities

	CPM Development Corporation	100	Aggregates, asphalt, readymixed concrete, prestressed concrete and related construction activities

	Dolomite Products Company, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities

	Eugene Sand Construction, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities

	Evans Construction Company	100	Aggregates, asphalt, readymixed concrete and related construction activities

	Michigan Paving and Materials Company	100	Aggregates, asphalt and related construction activities

	Mountain Enterprises, Inc.	100	Aggregates, asphalt and related construction activities

	OMG Midwest, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities

United States	Preferred Materials Inc.	100	Aggregates, asphalt, readymixed concrete, aggregates distribution and related construction activities

	Oldcastle SW Group, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities

	Pennsy Supply, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities

	Pike Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities

	P.J. Keating Company	100	Aggregates, asphalt and related construction activities

	Staker & Parson Companies	100	Aggregates, asphalt, readymixed concrete and related construction activities

	The Shelly Company	100	Aggregates, asphalt, readymixed concrete and related construction activities

	Tilcon Connecticut, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities

	Tilcon New York, Inc.	100	Aggregates, asphalt and related construction activities

	Trap Rock Industries, LLC*	60	Aggregates, asphalt and related construction activities

	West Virginia Paving, Inc.	100	Aggregates, asphalt and related construction activities

Exhibit 8

Principal Subsidiary Undertakings | continued

Incorporated and operating in		% held	Products and services

Americas Products & Distribution

Canada	Building Products

	Oldcastle BuildingEnvelope™ Canada, Inc.	100	Custom fabricated and tempered glass products and curtain wall

	Oldcastle Building Products Canada, Inc. (trading as Décor Precast, Expocrete Concrete Products, Groupe Permacon, Oldcastle Enclosure Solutions and Transpavé)	100	Masonry, paving and retaining walls, utility boxes and trenches

	Americas Products & Distribution, Inc.	100	Holding company

	CRH America, Inc.	100	Holding company

	Oldcastle, Inc.	100	Holding company

	Building Products

	Anchor Block Company	100	Speciality masonry, hardscape and patio products

	C.R. Laurence Co., Inc.	100	Fabrication and distribution of custom hardware products for the glass industry

	Oldcastle Architectural, Inc.	100	Holding company

	Oldcastle Building Products, Inc.	100	Holding company

	Meadow Burke, LLC	100	Concrete accessories

	Oldcastle APG Northeast, Inc. (trading principally as Anchor Concrete Products and Trenwyth Industries)	100	Specialty masonry, hardscape and patio products

United States	Oldcastle APG South, Inc. (trading principally as Adams Products, Georgia Masonry Supply, Northfield Block Company and Oldcastle Coastal)	100	Specialty masonry, hardscape and patio products

	Oldcastle APG West, Inc. (trading principally as Amcor Masonry Products, Central Pre-Mix Concrete Products, Texas Masonry Products, Miller Rhino Materials, Sierra Building Products and Superlite Block)	100	Specialty masonry and stone products, hardscape and patio products

	Oldcastle BuildingEnvelopeTM, Inc.	100	Custom fabricated architectural glass

	Oldcastle Lawn & Garden, Inc.	100	Patio products, bagged stone, mulch and stone

	Oldcastle Precast, Inc.	100	Precast concrete products, concrete pipe, prestressed plank and structural elements

	Distribution

	Oldcastle Distribution, Inc.	100	Holding company

	Allied Building Products Corp.	100	Distribution of roofing, siding and related products, wallboard, metal studs, acoustical tile and grid

Exhibit 8

Principal Subsidiary Undertakings | continued

Incorporated and operating in		% held	Products and services

LH Assets

	CRH Brasil Participações Ltda	100	Holding company

Brazil	CRH Sudeste Indústria de Cimentos S.A.	99.74	Cement

	CRH Cantagalo Indústria de Cimentos S.A.	100	Cement

Canada	Blackbird Infrastructure 407 CRH GP Inc.	100	Holding company

	CRH Canada Group Inc.	100	Aggregates, asphalt, cement and readymixed concrete

La Reunion (France)	Teralta Ciments Reunion S.A.*	100	Cement

	Teralta Granulats Betons Reunion S.A.S.*	100	Aggregates, readymixed concrete

France	Eqiom	99.99	Aggregates, cement and readymixed concrete

Germany	Opterra GmbH	100	Cement

Hungary	CRH Magyarország Kft.	100	Cement and readymixed concrete

Philippines(i)	Republic Cement & Building Materials, Inc.	40	Cement

	Luzon Continental Land Corporation	40	Cement and building products

Romania	CRH Ciment (Romania) S.A.	98.62	Cement

	CRH Agregate Betoane S.A.	98.62	Readymixed concrete

Serbia	CRH (Srbija) doo Popovac	100	Cement

Slovakia	CRH (Slovensko) a.s.	99.70	Cement and readymixed concrete

Britain & Northern Ireland	Tarmac Trading Limited	100	Aggregates, asphalt, cement, readymixed concrete and contracting

	Tarmac Aggregates Limited	100	Aggregates, asphalt, readymixed concrete and contracting

	Tarmac Building Products Limited	100	Building products

	Tarmac Cement and Lime Limited	100	Cement and lime

(i)	55% economic interest in the combined Philippines business (see note 31 to the Consolidated Financial Statements of the Annual Report on Form 20-F).

Exhibit 8

Principal Equity Accounted Investments

as at 31 December 2015

Incorporated and operating in		% held	Products and services

Europe Heavyside

China	Jilin Yatai Group Building Materials Investment Company Limited*	26	Cement

India	My Home Industries Limited	50	Cement

Ireland	Kemek Limited*	50	Commercial explosives

Europe Distribution

France	Samse S.A.*	21.13	Builders merchants and DIY stores

Netherlands	Bouwmaterialenhandel de Schelde B.V.	50	DIY stores

	Intergamma B.V.	48.57	DIY franchisor

Portugal	Modelo Distribuição de Materials de Construção S.A.*	50	DIY stores

Americas Materials

	American Cement Company, LLC*	50	Cement

	Southside Materials, LLC*	50	Aggregates

	Cadillac Asphalt, LLC*	50	Asphalt

United States	Piedmont Asphalt, LLC*	50	Asphalt

	American Asphalt of West Virginia, LLC*	50	Asphalt and related construction activities

	HMA Concrete, LLC*	50	Readymixed concrete

	Buckeye Ready Mix, LLC*	45	Readymixed concrete

*	Audited by firms other than Ernst & Young.